UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	May 1, 2017

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                         ☐

Item 7.01    Regulation FD Disclosure.

On May 1, 2017, Patrick Industries, Inc. (the "Company") issued a press release (the "Press Release") announcing the completion of the acquisition of the membership interests of Leisure Product Enterprises, LLC ("LPE").  LPE is a holding company with three complementary manufacturing subsidiaries under its umbrella: Marine Concepts/Design Concepts ("Marine Concepts"), Florida Marine Tanks ("FMT"), and Marine Electrical Products ("MEP").  LPE primarily serves the marine and industrial markets with combined fiscal 2016 revenues of approximately $75 million.  The aggregate purchase price for LPE was approximately $73.5 million, and the Company expects the acquisition to be immediately accretive to net income per share.

Marine Concepts has two locations in Sarasota, Florida and Cape Coral, Florida and designs, engineers, and manufactures CNC plugs, composite molds (open and closed), and CNC molds for fiberglass boat manufacturers.  Marine Concepts also produces gelcoat and fiberglass parts and assemblies for both the marine and industrial markets.

FMT is located in Henderson, North Carolina and manufactures, fabricates, and assembles aluminum fuel and holding tanks for the marine and industrial markets.

MEP is located in Lebanon, Missouri and manufactures custom wire harnesses, fiberglass and fiberglass reinforced thermoformed helm systems, dash panels, and instrument panels for the fiberglass, aluminum, and pontoon boat segments and also produces custom parts and assemblies for the industrial, commercial, and off-road vehicle markets.

The acquisition of LPE included the acquisition of accounts receivable, inventory, prepaid expenses, machinery and equipment, and the two manufacturing facilities located in North Carolina, and was funded under the Company’s existing credit facility. The Company expects to incur one-time transaction-specific pretax charges of $0.3 million or $0.01 per diluted share after tax in the second quarter of 2017, and will also incur purchase accounting expenses and charges related to the acquisition. Each of the businesses will continue to operate on a stand-alone basis under their respective brand names in their existing facilities.
A copy of the Press Release is furnished herewith as Exhibit 99.1.

The above information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The filing of this Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1      Press Release issued May 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: May 2, 2017	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President - Finance and Chief Financial Officer